CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 1, 1996 included in Form 8-K filed by America Online, Inc. with respect to the restated consolidated financial statements, for the year ended June 30, 1995, reflecting the February 1, 1996 pooling of interests with Johnson-Grace Company.




                                       /s/ Ernst & Young LLP
                                           Ernst & Young LLP


Vienna, Virginia
June 26, 1996